Ournett Holdings Inc. S-1
Exhibit 23.1

Consent of Independent
Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated November 19, 2013  on our audit of the consolidated financial statements of Ournett Holdings, Inc. as of September 30, 2013 and for the period August 26, 2013 (Inception) through September 30, 2013.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, CT November 19, 2013